                                                EXHIBIT 1


                          CERTIFICATE OF INCORPORATION
                                       OF
                         THE PROVIDENCE JOURNAL COMPANY
                         ------------------------------


                             SECTION 1

                               Name
                               ----

   The name of the corporation (hereinafter called the "Company") is: The Providence Journal Company.

                             SECTION 2

              Delaware Office and Registered Agent
              ------------------------------------

   The registered office of the Company in the State of Delaware is located at 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent 19904. The name of the registered agent of the Company at said address is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover,
Delaware 19904.

                             SECTION 3

                             Purposes
                             --------

   The nature of the business of the Company and the objects and purposes to be transacted, promoted or carried on by it are as follows:

        (1) To publish an independent newspaper which is devoted to the dissemination of local, state, national and international news to residents of Rhode Island and adjoining communities and which is dedicated to the welfare of the community, in keeping with the principles of free press;

        (2) To own and operate other media, communications and broadcasting businesses; and

        (3) To engage in any lawful act or activity for which corporations may be organized under the General
   Corporation Law of the State of Delaware.

                           SECTION 4

                       Capital Structure
                       -----------------

   4.1 AUTHORIZED SHARES. The total number of shares of capital stock which the Company shall have authority to issue is Nine Hundred Thousand (900,000) shares, consisting of two classes of capital stock:

        (a) Six Hundred Thousand (600,000) shares of Class
A Common Stock, par value $1.00 per share (the "Class A
Stock"); PROVIDED, HOWEVER, that Four Hundred Fifty
Thousand (450,000) of such shares of Class A Stock authorized hereby but not outstanding as of the date of original issuance may be issued by the Company only upon the exercise of rights issued pursuant to the Rights
Agreement to be effective as of December 1, 1994, between the Company and the Rights Agent named therein (the
"Rights Agreement") or pursuant to another agreement which the Board of Directors of the Company determines to be substantially similar to the Rights Agreement; and

   (b) Three Hundred Thousand (300,000) shares of Class B
Common Stock, par value $1.00 per share (the "Class B
Stock"); PROVIDED, HOWEVER, that Two Hundred Twenty-Five
Thousand (225,000) shares of Class B Stock authorized hereby but not outstanding as of the original issuance thereof may be issued by the Company only upon the exercise of rights issued pursuant to the Rights Agreement or pursuant to another agreement which the Board of Directors of the Company determines to be substantially similar to the Rights Agreement.

   The Class A Stock and the Class B Stock are hereinafter collectively called the "Common Stock".

   The designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each class of Common Stock of the Company are as set forth in the following subsections of this Section 4.

   4.2 VOTING RIGHTS. At every meeting of stockholders of the Company, every holder of Class A Stock shall be entitled to one (1) vote in person or by proxy for each share of Class A Stock outstanding in his name on the transfer records of the Company, and every holder of Class
B Stock shall be entitled to four (4) votes in person or by proxy for each share of Class B Stock outstanding in his name on the transfer records of the Company. Except as may otherwise be required by law, the holders of Class


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A Stock and Class B Stock shall vote together as a single
class. Every reference in this Certificate of Incorporation to a majority or other proportion of shares of stock shall be deemed to refer to such majority or other proportion of the votes entitled to be cast by such shares of stock. The holders of Class A Stock and Class B
Stock are not entitled to cumulative votes in the election of any directors.

   4.3 DIVIDENDS. When and as dividends are declared, whether payable in cash, in property or in shares of stock of the Company (except as hereinafter provided in this subsection 4.3), the holders of Class B Stock and the holders of Class A Stock shall be entitled to share equally, share for share, in such dividends. A dividend payable in shares of Class B Stock to the holders of Class
B Stock and in shares of Class A Stock to the holder of Class A Stock shall be deemed to be shared equally among both classes. No dividends shall be declared or paid in shares of Class B Stock except to holders of Class B
Stock, but dividends may be declared and paid, as determined by the Board of Directors, in shares of Class A
Stock to all holders of Common Stock.

   4.4 LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Class A
Stock and the holders of Class B Stock shall have the right to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Company available for distribution to its stockholders.

   4.5 CONVERSION RIGHTS.

        (a) At any time each share of Class B Stock may be converted into one fully paid and nonassessable share of Class A Stock. Such right shall be exercised by the surrender to the Company of the certificate representing such share of Class B Stock to be converted at any time during normal business hours at the principal executive offices of the Company, or if an agent for the registration of transfer of shares of Common Stock is then duly appointed and acting (said agent being hereinafter referred to as the "Transfer Agent"), then at the office of the Transfer Agent, accompanied by a written notice of the election by the holder thereof to convert and (as so required by the Company or the Transfer Agent) by instruments of transfer, in form satisfactory to the Company and the Transfer Agent, duly executed by such holder or his duly authorized attorney, and by transfer tax stamps or funds therefor, if required pursuant to paragraph (d) below.


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        (b)  As promptly as practicable after the surrender
for conversion of a certificate representing shares of Class B Stock in the manner provided for in paragraph (a) above and the payment of any amount required by the provisions of paragraphs (a) and (d), the Company will deliver, or cause to be delivered, a certificate or certificates representing the number of full shares of Class A Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made at the close of business on the date of the surrender of the certificate representing shares of Class B Stock, and all rights of the holder of such shares as such holder shall cease at such time and the person or persons ii whose name or names the certificate or certificates representing the shares of Class A Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Stock at such time.

        (c) The Company covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Stock, such number of shares of Class A Stock as shall be issuable upon the conversion of all such outstanding shares, provided that nothing contained herein shall be construed to preclude the Company from satisfying its obligation in respect of the conversion of the outstanding shares of Class B Stock by delivery of purchased shares of Class A Stock which are held in the treasury of the Company.

        (d) The issuance of certificates for shares of Class A Stock upon conversion of shares of Class B Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Stock converted, the person or persons requesting the issuance thereof shall pay to the Company the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Company that such tax has been paid.

   4.6 TRANSFER OF CLASS B STOCK. No person holding shares of Class B Stock (a "Class B Holder") may transfer, and the Company shall not register the transfer of, such shares of Class B Stock, whether by sale, assignment, gift, devise, bequest, appointment or otherwise, except to a "Permitted Transferee" of such Class B Holder; PROVIDED,


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HOWEVER, that a Class B Holder may sell, and the Company may purchase from such person, shares of Class B Stock to be held in the treasury of the Company. The term "Permitted
Transferee" shall have the following meaning:

        (a) In the case of a Class B Holder who is a natural person holding record and beneficial ownership of the shares of Class B Stock in question, "Permitted
   Transferee" means:  (i) the spouse of such Class B
   Holder, (ii) a parent of such Class B Holder, (iii) a lineal descendant of a parent of such Class B Holder
   (said lineal descendants, together with the Class B
   Holder and his or her parents and spouse, are hereinafter referred to as such Class B Holder's
   "Family Members"), (iv) the trustee of a trust solely for the benefit of one or more of such Class B Holder's
   Family Members, and (v) a corporation, all the outstanding capital stock of which is owned by, a limited liability company, all of the members of which are, or a partnership, all of the partners of which are, one or more of such Class B Holder's Family
   Members, provided that if any share of capital stock of such corporation (or any survivor of a merger or a consolidation of such a corporation), or any membership or partnership interest in such a limited liability company or partnership, is acquired by any person who is not a Class B Holder's Family Member, all shares of Class B Stock then held by such corporation, limited liability company or partnership, as the case may be, shall be deemed without further act on anyone's part to be converted into shares of Class A Stock and shall thereupon and thereafter be deemed to represent a like number of shares of Class A Stock.

        (b) In the case of a Class B Holder holding the shares of Class B Stock in question as trustee pursuant to a trust other than a trust described in paragraph
   (c) below, "Permitted Transferee" means (i) the person who established such trust; and (ii) a Permitted
   Transferee of the person who established such trust determined pursuant to paragraph (a) above.

        (c) In the case of a Class B Holder holding shares of Class B Stock in question as trustee pursuant to a trust which was irrevocable on the record date for determining the persons to whom Class B Stock is first distributed by the Company (the "Record Date"),
   "Permitted Transferee" means any

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   person to whom or for whose benefit principal may be
   distributed either during or at the end of the term of such trust whether by power of appointment or otherwise.

        (d)  In the case of a Class B Holder holding record
   (but not beneficial) ownership of the shares of Class B
   Stock in question as nominee for the person who was the beneficial owner thereof on the Record Date, "Permitted
   Transferee" means such beneficial owner and a Permitted
   Transferee of such beneficial owner determined pursuant hereto.

        (e) In the case of a Class B Holder which is a partnership or a limited liability company holding record and beneficial ownership of the shares of Class
   B Stock in question, "Permitted Transferee" means any partner of such a partnership or any member of such a limited liability company.

        (f) In the case of a Class B Holder which is a corporation holding record and beneficial ownership of the shares of Class B Stock in question, "Permitted
   Transferee" means any stockholder of such corporation receiving shares of Class B Stock through a dividend or through a distribution made upon liquidation of such corporation and a survivor of a merger or consolidation of such corporation.

        (g) In the case of a Class B Holder which is the estate (or representative thereof) of a deceased Class
   B Holder or which is the estate of a bankrupt or insolvent Class B Holder and provided such deceased, bankrupt or insolvent Class B Holder, as the case may be, held record or beneficial ownership of the shares of Class B Stock in question, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder as determined pursuant to paragraphs (a), (b) and (c) above, as the case may be.

   4.7 PLEDGE OF CLASS B STOCK. Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder's shares of Class B Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this
Section 4. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Stock may only


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be transferred to a Permitted Transferee of the pledgor or
converted into shares of Class A Stock, as the pledgee may elect.

   4.8 EFFECT OF PURPORTED TRANSFER. Any purported transfer of shares of Class B Stock, other than to a Permitted Transferee, shall be null and void and of no effect and the purported transfer by a holder of Class B Stock, other than to a Permitted Transferee, will result in the immediate and automatic conversion of the shares of Class B Stock of such holder into shares of Class A Stock. The purported transferee shall have no rights as a stockholder of the Company and other rights against, or with respect to, the Company except the right to receive shares of Class A Stock.

   4.9 "STREET" OR "NOMINEE" REGISTRATION. Shares of Class B Stock shall be registered in the name(s) of the beneficial owner(s) thereof (as hereafter defined) and not in "street" or "nominee" names; PROVIDED, HOWEVER, that certificates representing shares of Class B Stock may be registered in "street" or "nominee" name if such shares are being held in such manner only for the benefit of a Class B Holder(s) who is the beneficial owner(s) of such shares. For the purposes of this subsection 4.9, the term "beneficial owner(s)" of any shares of Class B Stock shall mean the person or persons who possess the power to dispose of, or to direct the disposition of, such shares. Any shares of Class B Stock registered in "street" or "nominee" name may be transferred to the beneficial owner of such shares upon proof satisfactory to the Company that such person is, in fact, the beneficial owner of such shares. Any shares of Class B Stock to be registered in "street" or "nominee" name may be so registered only upon proof satisfactory to the Company that such shares are to be held only for the benefit of a Class B Holder(s) who is the beneficial owner(s) of such shares.

   4.10 LEGENDS; CONDITIONS OF TRANSFER. The Company shall note on the certificates representing the shares of Class B Stock the restrictions on transfer and registration of transfer imposed by this Section 4. The Company may, as a condition to the transfer of or the registration of transfer of shares of Class B Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee.

   4.11 INTERPRETIVE PROVISIONS.  For purposes of subsections
4.6, 4.7, 4.8, 4.9 and 4.10 of this Section 4:

        (i) Each joint owner of shares of Class B Stock shall be considered a Class B Holder of such shares.


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
        (ii) A minor for whom shares of Class B Stock are held pursuant to a Uniform Gifts to Minors Act or similar laws shall be considered a Class B Holder of such shares.

        (iii)  The relationship of any person that is
   derived by or through legal adoption shall be considered a natural one.

        (iv) Unless otherwise specified, the term "person" includes natural person, corporation, partnership, unincorporated association, limited liability company, firm, joint venture, trust or other entity.

   4.12 RESTRICTIONS APPLICABLE TO OTHER SECURITIES. Any securities of the Company which are convertible into shares of Class B Stock or carry a right to subscribe to or acquire shares of Class B Stock shall be subject to the restrictions on transfer applicable to Class B Stock as set forth in this
Section 4.

   4.13 ISSUANCE OF STOCK; PREEMPTIVE RIGHTS.

   (a) Except as provided herein, without the affirmative vote or written consent of the holders of a majority of the outstanding shares of Class B Stock, the Company shall not issue or sell any shares of Class B Stock or any obligation or security that shall be convertible into, or exchangeable for, or entitle the holder thereof to subscribe for or purchase, any shares of Class B Stock; PROVIDED, HOWEVER, nothing contained herein shall preclude the Company from reissuing purchased shares of Class B Common Stock which are held in the treasury of the Company.

   (b) Holders of Class A Stock shall have preemptive rights to acquire authorized but unissued shares or treasury shares or securities convertible into shares or carrying a right to subscribe to or acquire shares of Class A Stock, and holders of Class B Stock shall have preemptive rights to acquire authorized but unissued shares, or treasury shares or securities convertible into shares, of both Class A Stock and Class B Stock; PROVIDED, HOWEVER, in no event shall holders of Common Stock have any preemptive right to acquire (i) Class A Stock issued upon conversion of Class B Stock under this
Section 4, (ii) shares which are issued pursuant to any employee stock purchase plan, employee stock option plan or comparable plan pursuant to which employees of the Company or its subsidiaries may acquire shares as part of their incentive compensation benefits, as long as such stock option plan, stock purchase plan or other comparable plan is approved by the stockholders of the Company, (iii) shares sold other than for money, or (iv) shares which are contrary to the provisions of the Rights Agreement or another agreement which the Board of Directors of the Company determines to be substantially similar to the Rights Agreement.

   4.14.  RIGHTS OR OPTIONS.  Subject to subsection 4.13 of this
Section 4, the Company shall have the power to create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the Company, rights or options entitling the holders thereof to purchase from the Company any shares of its capital stock of any class or classes at the time authorized, such rights or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices at which any such rights or options may be issued and any such shares may be purchased from the Company upon the exercise of any such right or option shall be such as shall be fixed and stated in a resolution or resolutions adopted by the Board of Directors providing for the creation and issuance of such rights or options, and, in every case, set forth or incorporated by reference in the instrument or instruments evidencing such rights or options. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive.

   4.15.  RIGHT OF FIRST REFUSAL.

   (a) The Company shall have the right, in case of a proposed sale of shares of Common Stock of the Company by any holder thereof, to purchase said shares at the lowest price at which said holder is willing to sell before the same shall be sold by such holder to any other party; PROVIDED, HOWEVER, that the Company shall exercise its right to purchase within fifteen
(15) days after receipt of written notice of said holder's desire to sell said shares and the price at which the holder is willing to sell and other pertinent terms of the sale. If the Company shall decide to purchase said shares on such terms and conditions, said holder shall, upon tender of the purchase price thereof, transfer to the Company the shares so sold. If the Company shall not accept said offer within said period of fifteen (15) days, said holder may at any time within thirty
(30) days after the expiration of said fifteen (15) day period, sell said shares (and no more) at a price not lower than that at which it was offered to the Company and on terms no more

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favorable than as offered to the Company without re-offering it to the Company. For the purposes of this subsection 4.15 all references to shares of Common Stock shall be deemed to refer not only to such shares but also to all securities of the Company which are convertible into, or carry a right to subscribe to or acquire, shares of Common Stock of the Company.

   (b) Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the Company (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Company), the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of all classes entitled to vote generally in the election of directors cast at a meeting called for the purpose of amending, altering, changing, repealing or adopting any provisions inconsistent with this subsection 4.15 shall be required to amend, alter, change, repeal, or adopt any provisions inconsistent with this subsection 4.15; PROVIDED, HOWEVER, that this paragraph (b) shall not apply to, and such vote shall not be required for, any amendment, alteration, change, repeal or adoption of any inconsistent provision that is recommended to the stockholders by the vote of not less than two-thirds of the whole Board of Directors, and any such amendment, alteration, change, repeal or adoption of any inconsistent provision recommended shall require only the vote, if any, required under the applicable provisions of Delaware law.

   4.16. UNCLAIMED DIVIDENDS. Any and all right, title, interest and claim in or to any dividends declared, or other distributions made, by the Company, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of three years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends or other distributions in the possession of the Company, its transfer agents or other agents or depositaries shall at such time become the absolute property of the Company, free and clear of any and all claims of any persons or other entities whatsoever.

                           SECTION 5

                          Incorporator
                          ------------

   The name and mailing address of the incorporator is as follows:

             Benjamin P. Harris, III
             c/o Edwards & Angell
             2700 Hospital Trust Tower
             Providence, Rhode Island 02903


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                           SECTION 6

                     Duration of Existence
                     ---------------------

   The Company is to have perpetual existence.

                           SECTION 7

                       Board of Directors
                       ------------------

   7.1. NUMBER OF DIRECTORS. The business and affairs of the Company shall be managed by or under the direction the Board of Directors. Except as provided in subsection 7.3 with regard to the period prior to March, 1995, the number of directors of the Company which shall constitute the Board of Directors shall be twelve (12) unless otherwise determined from time to time by resolution adopted by the affirmative vote of a majority of the whole Board of Directors. As used in this Certificate of Incorporation, the term "whole Board of Directors" means the total number of Directors which the Company would have if there were no vacancies.

   7.2 POWERS OF THE BOARD. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors, subject to the provisions of this Certificate of Incorporation, is expressly authorized and empowered:

        (a) To make, alter, amend or repeal the By-Laws of the Company in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation, subject to the power of the stockholders to amend, alter or repeal the by-laws made by the Board of Directors or to limit or restrict the power of the Board of Directors so to make, alter, amend or repeal the by-laws.

        (b) Subject to the applicable provisions of the By-Laws, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the Company, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Company, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution adopted by the Board of Directors or the stockholders of the Company entitled to vote in respect thereof.


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
        (c)  Without the assent or vote of the
   stockholders, to authorize and issue obligations of the Company, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors in its sole discretion may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Company, real or personal, including after-acquired property.

        (d) To fix and determine, and to vary the amount of, the working capital of the Company; to determine whether any, and if any, what part of any, accumulated profits shall be declared in dividends and paid to the stockholders; to determine the time or times for the declaration and payment of dividends; to direct and to determine the use and disposition of any surplus or net profits over and above the capital stock paid in; and in its discretion the Board of Directors may use or apply any such surplus or accumulated profits in the purchase or acquiring of bonds or other pecuniary obligations of the Company to such extent, in such manner and upon such terms as the Board of Directors may deem expedient.

        (e) To sell, lease or otherwise dispose of, from time to time, any part or parts of the properties of the Company and to cease to conduct the business connected therewith or again to resume the same, as it may deem best.

   In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-Laws of the Company.

   7.3. BOARD TERMS. Prior to March l, l995, the Board of Directors shall consist of three (3) members. Thereafter, the Board of Directors shall consist of twelve (12) members (until such time as the Board of Directors acting pursuant to subsection 7.1 above shall amend such number) and shall be divided into three (3) classes, each class to be equal in number. The term of office of directors of the first class shall expire at the annual meeting of stockholders to be held in 1996; the term of office of directors of the second class shall expire at the annual meeting of stockholders to be held in 1997; and the term of office of directors of the third class

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
shall expire at the annual meeting of stockholders to be held 1998. At each annual meeting of stockholders following the annual meeting for 1995, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of stockholders.

   7.4. CHANGE IN SIZE OF BOARD; VACANCIES. In the event of any change in the authorized number of directors, the Board of Directors shall apportion any newly created directorships to, or reduce the number of directorships in, such class or classes as shall, so far as possible, equalize the number of directors in each class. At all times all classes of directors shall be as nearly equal in number as possible. If, consistent with the concept that the three classes shall be as nearly equal in number as possible, any newly created directorship may be allocated to more than one class, the Board of Directors shall allocate it to the available class whose term of office is due to expire at the earliest date following such allocation. Vacancies in the Board of Directors, however caused, and newly created directorships shall be filled solely by a majority vote of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. No decrease in the number of directors shall shorten the term of an incumbent director.

   7.5. REMOVAL. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Company (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Company), any director or the entire Board of Directors of the Company may be removed at any time, without cause AND only by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of all classes entitled to vote generally in the election of directors cast at a meeting of stockholders called for the purpose of such removal; PROVIDED, HOWEVER, that such 80% vote shall not be required for any such removal recommended to the stockholders by the vote of not less than two-thirds of the whole Board of Directors.

   7.6. AMENDMENT OF THIS SECTION. Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the Company (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of

Incorporation or the By-Laws of the Company), the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of all classes entitled to vote generally in the election of directors, cast at a meeting of the stockholders called for the purpose of amending, altering, changing, repealing or adopting any provisions inconsistent with this Section 7, shall be required to amend, alter, change, repeal, or adopt any provisions inconsistent with, this Section 7; PROVIDED, HOWEVER, that this subsection 7.6 shall not apply to, and such 80% vote shall not be required for, any amendment, alteration, change, repeal or adoption of any inconsistent provision that is recommended to the stockholders by the vote of not less than two-thirds of the whole Board of Directors, and any such amendment, alteration, change, repeal or adoption of any inconsistent provision so recommended shall require only the vote, if any, required by the applicable provisions of Delaware Law.

   7.7. APPLICATION OF BY-LAWS. In all other regards, the powers, terms, qualifications, election, manner of acting, compensation and conduct of meetings of, and other matters relating to, directors shall be governed by By-Laws not inconsistent with this Certificate of Incorporation.

                           SECTION 8

                     Business Combinations
                     ---------------------

   8.1. DEFINITIONS. For purposes of this Section 8 the following terms shall have these meanings:

        (a)  "Business Combination" means:

             (i)  The sale, exchange, lease, transfer or
        other disposition by the Company or any of its Subsidiaries (in a single transaction or a series of related transactions) of all or substantially all of the consolidated assets or business of the Company;

             (ii)  Any merger or consolidation of the
        Company or any subsidiary thereof into or with a corporation, irrespective of which corporation is the surviving entity in such merger or consolidation;

             (iii)  Any reclassification of securities,
        recapitalization or other transaction which has the effect, directly or indirectly, of any partial or complete liquidation, spin-off, split-off or split-up of the Company.

   As used in this definition, a "series of related transactions" shall be deemed to include not only a series of transactions with the same Participant but also a series of separate transactions with a Participant or any affiliate or associate of such Participant.

   Anything in this definition to the contrary notwithstanding, this definition shall not be deemed to include any transaction of the type set forth in subsection (i) through (iii) above between or among (A) any two or more Subsidiaries of the Company, (B) or the Company and one or more Subsidiaries of the Company where (1) the Company is the surviving or continuing entity, (2) the Company's Certificate of Incorporation and By-Laws will remain the Certificate of Incorporation and By-Laws of such surviving or continuing entity, and (3) the stockholders of the Company prior to such transaction retain the same percentage ownership in such surviving or continuing entity after such transaction.

   (b) "Participant" shall mean any individual, partnership, corporation, group or other entity (other than the Company, any Subsidiary of the Company or a trustee holding stock for the benefit of employees of the Company or its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements) participating in the Business Combination. When two or more Participants act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnership, syndicate, association or group shall be deemed a "Participant."

   (c) "Subsidiary" shall mean any company, corporation or entity of which the Company owns not less than 50% of any class of equity securities, directly or indirectly.

   8.2. DETERMINATIONS BY THE BOARD. The directors shall have the exclusive power and authority to determine, for the purposes of this Section 8, on the basis of information known to them: (a) whether two or more transactions constitute a "series of related transactions" as hereinabove defined, and
(b) such other matters with respect to which a determination is required under this Section 8. Any such determination shall be final and binding for all purposes hereunder.

   8.3. APPROVAL OF BUSINESS COMBINATIONS. Whether or not a vote of the stockholders is otherwise required in connection with the transaction, neither the Company nor any of its Subsidiaries shall become a party to any Business Combination without prior compliance with the provisions of this subsection 8.3.

        (a) Such Business Combination shall be approved by the Board of Directors of the Company by the affirmative vote of not less than two-thirds of the whole Board of Directors of the Company; OR

        (b) If there is not full compliance with the provisions of paragraph (a) of this subsection 8.3, such Business Combination shall be approved by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of all classes entitled to vote generally in the election of directors; if there is full compliance with the provisions of said paragraph (a), such vote shall be as required by law. In addition, any proxy statement used in connection with the solicitation of such vote shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business
   Combination which the directors, or any of them, may have furnished in writing and, if deemed advisable by majority of the directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination from the point of view of the holders of capital stock
   (such investment banking firm to be selected by majority of the directors), which investment banking firm will have been furnished with all information it reasonably requests, and will be paid a reasonable fee by the Company for its services upon receipt of the Company of such opinion; AND

        (c) (i) The aggregate amount of the cash and the fair market value of other consideration to be received per share of capital stock in such Business Combination by holders of capital stock, other than any Participant, shall be not less than the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by any Participant in the last 24 months in acquiring any of its holdings of capital stock, and not less than the book value of a share of the capital stock, as reflected in the balance sheet of the Company as of the last day of the last fiscal quarter of the Company preceding such Business Combination; and

             (ii)  The consideration (if any) to be
   received in such Business Combination by holders of capital stock other than any Participant shall, except to the extent that a stockholder agrees otherwise as to all or part of the shares which such stockholder owns, be in the same form and of the same kind as the consideration paid by any Participant in acquiring capital stock already owned by it during the last 12 months.

        For purposes of paragraphs (i) and (ii) of this subsection 8.3(c), in the event of a Business
   Combination upon the consummation of which the Company would be the surviving corporation or company or would continue to exist (unless it is provided, contemplated or intended that as part of such Business Combination or within one year after consummation thereof a plan of liquidation or dissolution of the Company will be effected), the term "other consideration to be received" shall include, without limitation, capital stock retained by stockholders of the Company other than any Participant.

   8.4. FACTORS TO BE CONSIDERED BY THE BOARD. Prior to voting with regard to any Business Combination, the directors shall, consistent with their overall responsibilities to the stockholders of the Company, consider the impact of the proposed Business Combination on the following:

        (a)  The working conditions, job security or
   compensation of the employees of the Company and its Subsidiaries;

        (b)  The management of the Company;

        (c)  The short-term and long-term financial
   stability of the Company;

        (d) The ability of the Company to publish an independent, high-quality, comprehensive newspaper and to freely conduct its other operations and those of its Subsidiaries to the advantage of the customers and markets served;

        (e) The economic strength, business reputation, managerial ability and recognized integrity of any Participant (or the principals thereof) proposing a Business Combination with the Company; and

        (f) The effect on the communities served by the Company's newspapers and by its other operations and Subsidiaries in light of any change which might occur as a result of the factors outlined in paragraph (a) through (e) above, considered together or singly.

   8.5. AMENDMENT OF THIS SECTION. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Company (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Company), the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of all classes entitled to vote generally in the election of directors, cast at a meeting of the stockholders called for the purpose of amending, altering, changing, repealing or adopting any provisions inconsistent with this Section 8, shall be required to amend, alter, change, repeal or adopt any provisions inconsistent with, this Section 8; PROVIDED, HOWEVER, that this subsection 8.5 shall not apply to any amendment, alteration, change, repeal or adoption of any inconsistent provision that is recommended to the stockholders by the vote of not less than two-thirds of the whole Board of Directors, and any such amendment, alteration, change, repeal or adoption of any inconsistent provision so recommended shall require only the vote, if any, required under the applicable provisions of Delaware law.

   8.6. BUSINESS COMBINATION ACT. The Company shall be subject to the provisions of Title 8, Section 203 of the General
Corporation Law of the State of Delaware as in effect or as hereafter amended.

                           SECTION 9

                      Conflict of Interest
                      --------------------

   No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for such reason, or solely because such director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes such contract or transaction, or solely because such director is counted in determining the presence of a quorum at such meeting and votes upon the authorization of such contract or transaction, if (a) the material facts as to such director's or officer's relationship or interest as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested members thereof, even though such disinterested members be less than a quorum, or (b) the material facts as to such director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of such stockholders, or (c) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                           SECTION 10

            Limitation of Liability; Indemnification
            ----------------------------------------

   10.1. LIMITATION OF DIRECTORS' LIABILITY. To the fullest extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Section 10 shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

   10.2. RIGHT TO INDEMNIFICATION. The Company shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Company to procure a judgment in its favor) (a "Proceeding") by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fee), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

   10.3. INSURANCE, CONTRACTS AND FUNDING. The Company may purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, fines and amounts paid in settlement as specified in subsection 10.1 of this Section or incurred by any Indemnitee in connection with any Proceeding referred to in subsection 10.2 of this Section, to the fullest extent permitted by applicable law as then in effect. The Company may enter into contracts with any director, officer, employee or agent of the Company in furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

   10.4. INDEMNIFICATION NOT EXCLUSIVE RIGHT. The right of indemnification provided in this Section shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Section shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under the Section and shall be applicable to proceedings commenced or continuing after the adoption of this Section, whether arising from acts or omissions occurring before or after or after such adoption.

   10.5. ADVANCEMENT OF EXPENSES; PROCEDURES; PRESUMPTIONS AND EFFECTS OF CERTAIN PROCEEDINGS; REMEDIES. In furtherance but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Section:

        (a) ADVANCEMENT OF EXPENSES. All reasonable expenses incurred by or on behalf of an Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Company within 20 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Section.

        (b)  PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO
   INDEMNIFICATION. (i) To obtain indemnification under this Section, an Indemnitee shall submit to the Secretary of the Company a written request, including such documentation as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation").
   The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Company of the written request for indemnification together with the Supporting
   Documentation. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

             (ii)  The Indemnitee's entitlement to
   indemnification under this Section shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board of Directors; (B) by a written opinion of Independent
   Counsel (as hereinafter defined) if a quorum of the Board of Directors consisting of Disinterested
   Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs;
   (C) by the stockholders of the Company entitled to vote
   (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, presents the issue of entitlement to indemnification to such stockholders for their determination); or (D) as provided in subsection 10.5(c) of this Section.

             (iii)  In the event the determination of
   entitlement to indemnification is to be made by Independent Counsel pursuant to subsection 11.5(b)(ii) of this Section, a majority of the Disinterested
   Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object.

        (c)  PRESUMPTIONS AND EFFECT OF CERTAIN
   PROCEEDINGS. Except as otherwise expressly provided in this Section, the Indemnitee shall be presumed to be entitled to indemnification under this Section upon submission of a request for indemnification together with the Supporting Documentation in accordance with subsection 10.5(b)(i), and thereafter the Company shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under subsection
   10.5(b) of this Section to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after the receipt by the Company of the request therefor together with the Supporting Documentation, the Indemnitee shall be entitled to indemnification unless (i) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or
   (ii) such indemnification is prohibited by law. The termination of any Proceeding described in subsection
   10.2, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was lawful.

        (d) REMEDIES OF INDEMNITEE. (i) In the event that a determination is made pursuant to subsection 10.5(b) of this Section that the Indemnitee is not entitled to indemnification under this Section, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification in an appropriate court of the State of Delaware; (B) any such judicial proceeding shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Section.

             (ii)  If a determination shall have been made
   or deemed to have been made, pursuant to subsection
   10.5(b) or (c), that the Indemnitee is entitled to indemnification, the Company shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting
   Documentation or (B) such indemnification in prohibited by law. In the event that (C) advancement of expenses is not timely made pursuant to subsection
   10.5 (a) or (D) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed have been made pursuant to subsection 10.5(b) or (c), the Indemnitee shall be entitled to seek judicial enforcement of the Company's obligation to pay to the indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the
   Company may bring an action, in an appropriate court of the State of Delaware or the State of Rhode Island contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subparagraph (A) or (B) of this paragraph (ii) (a "Disqualifying Event"); PROVIDED,
   HOWEVER, that in any such action the Company shall have the burden or proving the occurrence of such Disqualifying Event.

             (iii)  The Company shall be precluded from
   asserting in any judicial proceeding commenced pursuant to this subsection 10.5(d) that the procedures and presumptions of this Section are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Section.

             (iv)  In the event that the Indemnitee,
   pursuant to this subsection 10.5(d), seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Section, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any expenses actually and reasonably incurred by him if the Indemnitee prevails in such judicial adjudication. If it shall be determined in such judicial adjudication that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitor in connection with such judicial adjudication shall be prorated accordingly.

        (e)  Definitions.  For purposes of this subsection
   10.5:

             (i) "Disinterested Director" means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

             (ii)  "Independent Counsel" means a law firm
   or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent (A) the Company or the Indemnitee in any matter material to either such party or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Section. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Section.

   10.6. SEVERABILITY. If any provision or provisions of this Section shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Section (including, without limitation, all portions of any paragraph of this Section containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall not in any way be affected in impaired thereby; and (b) to the fullest extent possible, the provisions of this Section 10 (including, without limitation, all portions of any subsection or paragraph of this Section containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

   10.7 AMENDMENT OF THIS SECTION. Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the Company (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Company), any amendment, alteration or repeal of this Section 10 shall require the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of all classes entitled to vote generally in the election of directors.

                           SECTION 11

                            By-Laws
                            -------

   To the extent deemed necessary or appropriate by the Board of Directors to enable the Company to engage in any business or activity directly or indirectly conducted by it in compliance with the laws of the United States of America as now in effect or as they may hereafter from time to time be amended, the Company may adopt such by-laws as may be necessary or advisable to comply with the provisions and avoid the prohibitions of any such law. Without limiting the generality of the foregoing, such by-laws may restrict or prohibit the transfer of shares of capital stock of the Company to, and the voting of such stock by, aliens or their representatives, or corporations organized under the laws of any foreign country or their representatives, or corporations directly or indirectly controlled by aliens or by any such corporation or representative.

                           SECTION 12

                            Meetings
                            --------

   Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Company may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Company.

                   SECTION 13

Participation Of Non-Citizens; Regulatory Compliance
----------------------------------------------------

   13.1. PARTICIPATION OF NON-CITIZENS. The following provisions are included for the purpose of ensuring that control and management of the Company remains with loyal citizens of the United States and/or corporations formed under the laws of the United States or any of the states of the United States, as required by the Communications Act of 1934, as the same may be amended from time to time.

        (a) The Company shall not issue to "Aliens" (which term shall include (i) a person who is a citizen of a country other than the United States; (ii) any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States; (iii) a government other than the government of the United
   States or of any state,
   territory, or possession of the United States; and (iv) a representative of, or an individual or entity controlled by, any of the foregoing, either individually or in the aggregate, in excess of twenty-five percent (25%) of the total number of shares of capital stock of the Company outstanding at any time and shall seek not to permit the transfer on the books of the Company of any capital stock to any Alien that would result in the total number of shares of such capital stock held by Aliens exceeding such twenty-five percent (25%) limit.

        (b) No Alien or Aliens shall be entitled to vote or direct or control the vote of more than twenty-five percent (25%) of (i) the total number of shares of capital stock of the Company outstanding and entitled to vote at any time and from time to time, or (ii) the total voting power of all shares of capital stock of the Company outstanding and entitled to vote at any time and from time to time.

        (c) No Alien shall be qualified to act as an officer of the Company, and no more than one-fourth of the total number of directors of the Company at any time and from time to time may be Aliens.

        (d) The Board of Directors of the Company shall have all powers necessary to implement the provisions of this Section 13.

   13.2. REGULATORY COMPLIANCE. The Company shall not do, nor shall it cause any act to be done, that would cause it to be in violation of the Communications Act of 1934 or of the rules and regulations promulgated thereunder, as the same may be amended from time to time.

                           SECTION 14

           Amendment of Certificate of Incorporation
           -----------------------------------------

   The Company reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate or Incorporation in the manner now or hereafter prescribed by law or the specific provisions of this Certificate of Incorporation, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form, or as hereinafter amended, are granted subject to the right reserved in this Section 14.

   IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make and file this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 11th day of November, l994.



                                  /s/Benjamin P. Harris, III
                                 --------------------------------
                                 Benjamin P. Harris, III

STATE OF RHODE ISLAND  )
                       :  ss.:
COUNTY OF PROVIDENCE   )


   BE IT REMEMBERED that on the 11th day of November, l994 personally appeared before me, Lauren E. Marandola, a notary public for the State of Rhode Island, Benjamin P. Harris, III, the party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said Certificate to be his act and deed and that the facts therein stated are true.

   GIVEN under my hand and seal of office the day and year aforesaid.


                                  /s/Lauren E. Marandola
                                 --------------------------------
                                       Notary Public

                     CERTIFICATE OF CORRECTION OF

                     CERTIFICATE OF INCORPORATION

                                  of


                    THE PROVIDENCE JOURNAL COMPANY



   It is hereby certified that:

   1. The name of the corporation (hereinafter called the "corporation") is The Providence Journal Company.

   2. The Certificate of Incorporation of the corporation, which was filed by the Secretary of State of Delaware on November 15, 1994, is hereby corrected.

   3. The inaccuracies to be corrected in said instrument and the corrected form are as follows:

   a. On Page 4, paragraph (b) in the thirteenth line, the language should be changed from "ii" to "in" to read as follows:

        "(b) As promptly as practicable after the surrender for conversion of a certificate representing shares of Class B
Stock in the manner provided for in paragraph (a) above and the payment of any amount required by the provisions of paragraphs
(a) and (d), the Company will deliver, or cause to be delivered, a certificate or certificates representing the number of full shares of Class A Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made at the close of business on the date of the surrender of the certificate representing shares of Class B Stock, and all rights of the holder of such shares as such holder shall cease at such time and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Stock at such time."

   b. On page 12, Section 7.3 in the 13th line, the word "in" was omitted before the "1998"; Section 7.3 should now read as follows:

   "7.3. BOARD TERMS. Prior to March l, l995, the Board of Directors shall consist of three (3) members. Thereafter, the Board of Directors shall consist of twelve (12) members (until such time as the Board of Directors acting pursuant to subsection 7.1 above shall amend such number) and shall be divided into three (3) classes, each class to be equal in number. The term of office of directors of the first class shall expire at the annual meeting of stockholders to be held in 1996; the term of office of directors of the second class shall expire at the annual meeting of stockholders to be held in 1997; and the term of office of directors of the third class shall expire at the annual meeting of stockholders to be held in 1998. At each annual meeting of stockholders following the annual meeting for 1995, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of stockholders."

   IN WITNESS WHEREOF, I, the undersigned, being the incorporator for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make and file this certificate of correction, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 12th day of January, 1995.



                                  /s/Benjamin P. Harris, III
                                 --------------------------------
                                 Benjamin P. Harris, III

STATE OF RHODE ISLAND  )
                       :  ss.:
COUNTY OF PROVIDENCE   )


   BE IT REMEMBERED that on the 12th day of January, l995 personally appeared before me, Lauren E. Marandola, a notary public for the State of Rhode Island, Benjamin P. Harris, III, the party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said Certificate to be his act and deed and that the facts therein stated are true.

   GIVEN under my hand and seal of office the day and year aforesaid.


                                 /s/Lauren E. Marandola
                                 --------------------------------
                                       Notary Public

                        CERTIFICATE OF AMENDMENT
                                   OF
                      CERTIFICATE OF INCORPORATION
                                   OF
                     THE PROVIDENCE JOURNAL COMPANY


   The Providence Journal Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

   DOES HEREBY CERTIFY:

   FIRST: Pursuant to an unanimous written consent of the Board of Directors of the Corporation dated August 3, l995, resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and authorizing the submission of said amendment to the sole stockholder of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED: That the Certificate of Incorporation of the --------- Corporation be amended as follows:

           - To effect an increase in the number of authorized shares of capital stock, Subsection 4.l be amended to read as follows:

           "4.1 AUTHORIZED SHARES. The total number of shares of capital stock which the Company shall have authority to issue is Two Hundred Twenty-six
           Million Eight Hundred Twenty-five Thousand
           (226,825,000) shares, consisting of two classes of capital stock:

             "(a) One Hundred Eighty Million (180,000,000) shares of Class A Common Stock, par value $1.00 per share (the "Class A Stock"); PROVIDED, HOWEVER, that One Hundred Thirty-five Million (l35,000,000) of such shares of Class A Stock authorized hereby but not outstanding as of the date of original issuance may be issued by the Company only upon the exercise of rights issued pursuant to a contemplated Rights Agreement to be effective on or before December 31, 1995, between the Company and the Rights Agent to be named therein (the "Rights Agreement") or pursuant to another agreement which the Board of Directors of the Company determines to be substantially similar to the Rights Agreement; and

             "(b) Forty-six Million Eight Hundred Twenty-five
           Thousand (46,825,000) shares of Class B Common
           Stock, par value $1.00 per share (the "Class B

           Stock"); PROVIDED, HOWEVER, that Thirty-five Million One Hundred Eighteen Thousand Seven Hundred Fifty (35,118,750) shares of Class B Stock authorized hereby but not outstanding as of the original issuance thereof may be issued by the Company only upon the exercise of rights issued pursuant to the Rights Agreement or pursuant to another agreement which the Board of Directors of the Company determines to be substantially similar to the Rights Agreement.

           "The Class A Stock and the Class B Stock are hereinafter collectively called the 'Common Stock'.

           "The designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each class of Common Stock of the Company are as set forth in the following subsections of this Section 4."

           - Subsection 4.13 be deleted in its entirety.

           - Subsection 4.l4 be redesignated as Subsection 4.13 and amended to delete the phrase "Subject to subsection 4.13 of this Section 4" at the beginning of the first sentence thereof.

           - Subsection 4.l5 be deleted in its entirety.

           - Subsection 4.16 be redesignated as Subsection 4.l4.

   SECOND: That thereafter, pursuant to the written consent of the sole stockholder of the Corporation in accordance with the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

   THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation
Law of the State of Delaware.

   IN WITNESS WHEREOF, the Corporation has caused this
certificate to be signed by Trygve E. Myhren, its President,
and Harry Dyson, its Secretary, this    day of September, l995.


                                /s/Trygve E. Myhren
                                --------------------------------
                                Trygve E. Myhren
                                President


                                /s/Harry Dyson
                                --------------------------------
                                Harry Dyson
                                Secretary

STATE OF RHODE ISLAND  )
                       :  ss.:
COUNTY OF PROVIDENCE   )


   BE IT REMEMBERED that on the ____ day of September, l995 personally appeared before me, ____________________________, a notary public for the State of Rhode Island, Trygve E. Myhren, a party to the foregoing Certificate of Amendment and President of The Providence Journal Company, known to me personally to be such, and he acknowledged the said Certificate to be his free act and deed and the free act and deed of the Corporation and that the facts therein stated are true.

   GIVEN under my hand and seal of office the day and year aforeaid.



                                --------------------------------
                                     Notary Public